Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-59975 of Harrah's Entertainment, Inc. Form S-8 of our report dated June 20, 2003, appearing in this Annual Report on Form 11-K of Harrah's Entertainment, Inc. Savings and Retirement Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

June 27, 2003